Exhibit 3


     NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
   (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED OR
     OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION
                     REQUIREMENTS OF THE ACT AND SUCH STATE
                                SECURITIES LAWS.

                              E-SYNC NETWORKS, INC.

                          COMMON STOCK PURCHASE WARRANT



      THIS IS TO CERTIFY that CRC, INC., a New York corporation ("CRC"), or its registered assigns, is entitled to purchase from E-Sync Networks, Inc., a Delaware corporation (the "Company"), at any time on and after the Date of Issuance but not later than 5:00 p.m., New York City time, on the date (the "Expiration Date") that is the later of (i) February 13, 2012 or (ii) the second anniversary of the repayment of all of the Loans (as hereinafter defined), 2,526,942 Stock Units (as hereinafter defined) at the Exercise Price, subject to the terms and conditions herein provided.

      This Warrant is being issued to CRC in connection with CRC providing the Loans to the Company.

      The regulations of the Internal Revenue Service now in effect require determination of the value of this Warrant. Accordingly, it is therefore agreed by the Company and CRC that for federal income tax purposes the amount of the issue price allocated to this Warrant is $0.00 in the aggregate, which shall be the value ascribed to this Warrant by the Company and CRC for all purposes, including the preparation of tax returns and the preparation of the Company's and CRC's financial statements.

            As used in this Warrant, the following terms have the following respective meanings:

      (a) "Act" means the Securities Act of 1933, as amended.

      (b) "Affiliate" has the meaning set forth in Rule 405 under the Act.

      (c) "Company" has the meaning set forth in the preamble of this Warrant.

      (d) "Convertible Security" means Securities of the Company which may be convertible into Shares.

      (e) "CRC" has the meaning set forth in the preamble of this Warrant.

      (f) "Date of Issuance" means the date set forth next to the signature of the Company on the signature page hereof.

      (g) "Exercise Price" means $0.122, the price at which this Warrant is convertible into Shares, subject to adjustment as provided herein.

      (h) "Expiration Date" has the meaning set forth in the preamble of this Warrant.

      (i) "Holder" means any owner of all or any part of this Warrant from time to time.

      (j) "Loans" means, collectively, all amounts advanced or loaned to Company by CRC.

      (k) "Securities" has the meaning assigned to such term in the Act or any rule or regulation thereunder.

      (l) "Shares" means shares of the Company's common stock, par value $0.01 per share.

      (m) "Stock Unit" means one (1) Share, as same may be adjusted from time to time in accordance with Section 4(a) below, and shall include any additional securities, cash or property in respect thereof in accordance with Section 4 below.

      (n) "Warrant" means this Common Stock Purchase Warrant, as same may be amended from time to time in accordance herewith.

      (o) "Warrant Stock" means, collectively, (i) the Shares purchasable by the Holder hereof upon the exercise of this Warrant, and (ii) any other securities forming a part of any Stock Unit in accordance with Section 4 below.

      2.    Exercise of Warrant.
            -------------------

      (a) In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company, at its office set forth in Section 9 below, at any time and from time to time between the Date of Issuance and the Expiration Date, (i) a written notice in the form of the Form of Exercise Notice attached hereto as Exhibit A (the "Exercise Notice"), (ii) such Holder's check payable to the Company in an aggregate amount equal to the aggregate Exercise Price for those Stock Units specified in the Exercise Notice, and (iii) this Warrant; provided, however, that this Warrant may only be partially exercised for a minimum of 200,000 Shares per Exercise Notice. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within three (3) days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock, or any other property forming a part of the subject Stock Unit(s) or both, issuable upon such exercise. Subject to the provisions of this Section 2(a), such stock certificate(s) shall be in such denominations as may be specified in the Holder's notice, and shall be registered in the name of such Holder or such other name or names as shall be designated in such notice.

      (b) In addition to the method of payment set forth in Section 2(a) and in lieu of any cash payment required thereunder, the Holder of the Warrant shall have the right at any time and from time to time to exercise the Warrant in whole or in part by surrendering the Warrant in the manner specified in Section 2(a) above in exchange for that number of Shares equal to the product of (x) the number of shares as to which such Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the market price of the Shares less the Exercise Price and the denominator of which is such market price. Solely for the purposes of this Section 2(b), "market price" shall be calculated on the date on which notice of the Holder's election to exercise is given pursuant to Section 2(a) above. The "market price" shall be the average of the closing sale prices of the Shares as reported by Bloomberg Financial Markets or if not so reported then as published in a nationally recognized daily publication, for the 60 consecutive trading days ending on the day prior to the date of exercise. Any fractional share resulting from such cashless exercise shall be eliminated.

      (c) All certificates representing Warrant Stock as aforesaid shall be deemed to have been issued, and the Holder or other person designated to be named therein shall be deemed to become a holder of record of the subject Warrant Stock (including, to the extent permitted by law, the right to vote such securities or grant consents therefor or receive notices as a stockholder), as of the time the Holder's notice and payment is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, concurrently with its delivery pursuant to Section 2(a) above, cancel this Warrant and deliver to the subject Holder a new warrant (in substantially the form of this Warrant) evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant.

      (d) All Warrant Stock issuable upon the exercise of this Warrant in whole or in part shall, upon payment therefor in accordance herewith, be validly issued, fully paid and nonassessable.

      3.    Transfer and Assignment.
            -----------------------

      This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purposes, upon surrender of this Warrant at the office of the Company set forth in Section 9 below, accompanied by a written assignment duly executed by the Holder hereof indicating the number of Warrants being transferred and the name, address and tax identification number of each transferee. Upon any such delivery, the Company shall execute and deliver to the Holder or the transferee(s) or both (as the case may be) new warrants (in substantially the form of this Warrant) in the appropriate denominations, and this Warrant shall thereupon be canceled.

      4. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant and grant the Holder hereof certain additional rights, the Exercise Price and the number of Shares or any other property then constituting a Stock Unit obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 4.

      (a) Adjustment of Exercise Price upon Issuance of Common Stock. If and whenever on or after the Date of Issuance, the Company issues or sells, or in accordance with Section 4(b) is deemed to have issued or sold, any Share for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to a price (rounded to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the sum of (A) the number of Shares outstanding immediately prior to the issuance or sale of such additional Shares multiplied by the Exercise Price in effect immediately prior thereto plus (B) the aggregate consideration received by the Company (determined as provided in Section 4(b)(iv)) for the issuance or sale of such additional Shares, and the denominator of which shall be (y) the product of the number of shares outstanding immediately after the issuance or sale of such additional Shares and the Exercise Price in effect immediately prior thereto. No adjustment of the Exercise Price shall be made upon the issuance or sale of Shares (i) pursuant to the exercise or conversion of warrants, options or other convertible securities outstanding on the date hereof as set forth on Schedule 4(a) attached hereto and (ii) with the unanimous consent of the Holder(s) of the Warrant.

      (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a), the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any options to purchase Shares or Convertible Securities ("Options") and the lowest price per share for which any one Share is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Option, then such Share shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one Share is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issue of such Shares upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one Share is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then such Share or Shares shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one Share is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Shares upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Shares changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and number of Shares issuable hereunder shall be correspondingly adjusted; provided, that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not occur. For purposes of this
      Section 4(b), if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Exercise Price hereunder to be increased.

          (iv) Calculation of Consideration Received. If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the fair market value thereof as of the date of receipt. In case any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Holder of the Warrant. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder of the Warrant. The determination of such appraiser shall be final and binding on the Company and the Holder of the Warrant, and the fees and expenses of such appraiser shall be paid by the Company.

          (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

          (vi) Treasury Shares. The disposition of any Shares owned or held by or for the account of the Company or any subsidiary shall be considered an issue or sale of Shares.

          (vii) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

      (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Shares is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder of the Warrant) to insure that the Holder of the Warrant shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of such Holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder of the Warrant) with respect to such Holder's rights and interests to insure that the provisions of this Section 4 hereof shall thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Shares acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder of the Warrant), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Shares obtainable upon exercise of this Warrant so as to protect the rights of the Holder of the Warrant; provided, that no such adjustment shall increase the Exercise Price or decrease the number of Shares obtainable as otherwise determined pursuant to this Section 4.

      (f) Liquidating Dividends. If the Company declares or pays a dividend upon the Shares payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in Shares (a "Liquidating Dividend"), then the Company shall pay to the registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such registered Holder on the Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Shares entitled to such Liquidating Dividend is to be determined.

      (g) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of capital stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Shares are to be determined for the grant, issue or sale of such Purchase Rights.

      (h) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 4 hereof, the number of Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares obtained by (i) multiplying the number of Shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      5.    Notice of Certain Events.
            ------------------------

      (a) As soon as practicable following any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (b) The Company shall give written notice to the Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record
(i) with respect to any dividend or distribution upon the Shares, (ii) with respect to any pro rata subscription offer to holders of Shares or (iii) for determining rights to vote with respect to any Liquidating Dividend, Organic Change or other dissolution or liquidation; provided, however, if notice of the foregoing is given earlier to the Company's other stockholders of record, notice to the Holder shall be given at such earlier time.

      (c) The Company shall also given written notice to the registered Holder at least ten (10) days prior to the date on which any Liquidation Event, Organic Change or other dissolution or liquidation shall take place; provided, however, if notice of the foregoing is given earlier to the Company's other stockholders of record, notice to the Holder shall be given at such earlier time.

      6.    Capitalization; Reservation of Shares.

      (a) The Company hereby represents and warrants to CRC that the number of Shares for which this Warrant is exercisable as of the Date of Issuance, in the aggregate, represents 10% (the "Threshold Percentage") of the voting stock of the Company on a fully-diluted as-if-converted basis (i.e., 10% of all Shares outstanding as of the Date of Issuance and all Shares underlying options, warrants, preferred shares or other interests outstanding as of the Date of Issuance which are exercisable, convertible or exchangeable for Shares, including after giving effect to the issuance of this Warrant). In the event that such number of Shares does not equal the Threshold Percentage as a result of the existence of any Shares (or options or other interests exercisable, convertible or exchangeable for Shares) which are not disclosed to CRC on or before the Date of Issuance, the number of Shares to be issued upon exercise of this Warrant shall be automatically increased (pro rata to each Holder and without any further action by the Holders) by that number of Shares that when added to the Shares which would otherwise be issued to the Holders upon exercise of the Warrant shall equal an amount of Shares which represents the Threshold Percentage. Any such adjustment shall be made promptly upon determination of the discrepancy with the Threshold Percentage, whether such determination is made before or after the Date of Issuance.

      (b) The Company shall at all times reserve and keep available for issuance upon the exercise hereof such number of authorized but unissued Shares as shall be sufficient to permit the full exercise of this Warrant.

      7.    Expenses.
            --------

      The Company shall pay any and all reasonable expenses, transfer taxes and other charges, including all costs associated with the preparation, issuance and delivery of stock or warrant certificates, that may be incurred in respect of the issuance or delivery of Warrant Stock upon any exercise of this Warrant.

      8.    No Rights as Stockholder.
            ------------------------

      This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

      9.    Notices.
            -------

      Any and all notices to be given to the Company hereunder shall be given to the Company at its offices located at c/o Michael A. Clark, 20 Hill Street, Milford, CT 06460. Any and all notices to be given to the Holder hereof shall be given to such Holder at its address as same appears on the records of the Company.

      10.   Registration.
            ------------

      (a) Legend. Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Stock shall bear the following legend:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel of the issuer, that an exemption from registration under such Act is available."

      (b) Registration Rights. Upon exercise, in part or in whole, of the Warrants, the Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement, dated February 13, 2002, by and between the Company and CRC.

      11.   Miscellaneous.
            -------------

      (a) No provision hereof, in the absence of affirmative action by the Holder to effect any exercise hereunder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, regardless of whether such liability is asserted by the Company or by any creditor or creditors of the Company.

      (b) Neither this Warrant nor any of the terms or conditions hereof may be waived, amended or modified, except with the written consent of the Company and a majority in interest of the Warrant Stock.

      (c) This Warrant shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Warrant that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Any party may commence the arbitration process called for in this Warrant by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney fees, to be paid by the party against whom enforcement is ordered. The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Warrant, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Holder to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the Company in any other jurisdiction.

      (d) The captions and section headings used in this Warrant are for convenience of reference only, and shall not be referred to in connection with any interpretation or construction hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company, having validly authorized the issuance of this Warrant and all performance hereunder, has caused this Warrant to be executed by its duly authorized officer on the Date of Issuance.

Dated:  February 13, 2002

                                          E-SYNC NETWORKS, INC.



                                          By: /s/ Michael A. Clark
                                             ------------------------------
                                          Name:  Michael A. Clark
                                          Title: President and Chief
                                                 Operating Officer

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE

         (To be Executed by the Holder in order to Exercise the Warrant)

      The undersigned hereby irrevocably exercises the right to purchase _______________ of the shares of common stock of E-Sync Networks, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a cashless exercise pursuant to the terms of the Warrant, pursuant to which the undersigned is surrendering the right to purchase _______________ shares for an Exercise Price of $_______________, with the current market price being $_______________, all in accordance with the conditions and provisions of said Warrant.

      The undersigned represents and warrants that the representations in
Section 5.5 of that certain Contribution Agreement, dated as of August 6, 2001 by and among the E-Sync Networks, LLC, a Delaware limited liability company, the Company and CRC, Inc., a New York corporation, are true and correct in all material respects as of the date hereof, as if made on the date hereof.

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designees) at the address (or addresses) set forth below:



Date:
     ---------------------                      ------------------------------
                                                Signature of Holder


                                                ______________________________
                                                Name of Holder (Print)


                                                Address:

                                                ______________________________

                                                ______________________________